Exhibit 99.1
Genpact Reports First Quarter 2023 Results
Total revenue of $1.09 billion, Up 2% (4% constant currency)1,2
Data-Tech-AI services revenue of $485 million, Up 4% (6% constant currency)1,2
Digital Operations services revenue of $604 million, Up 0.4% (3% constant currency)1
Diluted EPS of $0.57, Up 12%; Adjusted Diluted EPS3 of $0.68, Up 13%
NEW YORK, May 10, 2023 — Genpact Limited (NYSE: G), a global professional services firm focused on delivering outcomes that transform businesses, today announced financial results for the first quarter ended March 31, 2023.

“Our results for the quarter were solid and reinforce the powerful interlinkages between Data-Tech-AI and Digital Operations services that lead to many new opportunities to create value for clients and growth for us,” said “Tiger” Tyagarajan, Genpact’s President and CEO. “We are excited by our record level of first quarter bookings and near record pipeline. We view generative AI as an opportunity to expand our services to clients and increase our total addressable market. It also provides an opportunity for internal efficiency and margin enhancement.”

Key Financial Highlights – First Quarter 2023
•Total revenue was $1.09 billion, up 2% year-over-year (4% constant currency).1,2
•Revenue from Data-Tech-AI services was $485 million, up 4% year-over-year (6% constant currency),1,2 representing 45% of total revenue.
•Revenue from Digital Operations services was $604 million, up 0.4% year-over-year (3% constant currency),1 representing 55% of total revenue.
•Net income was $106 million, up 10% year-over-year, with a corresponding margin of 9.7%.
•Income from operations was $145 million, up 8% year-over-year, with a corresponding margin of 13.3%. Adjusted income from operations was $179 million, up 12% year-over-year, with a corresponding margin of 16.4%.4,5
•Diluted earnings per share was $0.57, up 12% year-over-year, and adjusted diluted earnings per share3 was $0.68, up 13% year-over-year.
•Income from operations and diluted earnings per share include a $0.8 million loss incurred on the sale of the business previously designated as held for sale as well as a $1.2 million operating loss from the business previously designated as held for sale. These items are excluded from adjusted income from operations4 and adjusted diluted earnings per share.3
•Cash utilized in operations was $34 million, compared to $114 million utilized in operations in the first quarter of 2022.
•Genpact repurchased approximately 631,000 of its common shares during the quarter for total consideration of approximately $30 million at an average price per share of $47.57.
1 Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.
2 Total revenue and revenue from Data-Tech-AI services includes $0.5 million of revenue associated with the business previously designated as held for sale.
3 Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.
4 Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. Reconciliations of each of GAAP income from operations and GAAP net income to adjusted income from operations and GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin are attached to this release.
5 Adjusted income from operations margin was derived by adjusting total revenue to exclude $0.5 million of revenue associated with the business previously designated as held for sale.

Full Year 2023 Outlook

Genpact continues to expect:
•Total revenue in the range of $4.64 billion to $4.71 billion, up 6.0% to 7.5%, or 6.5% to 8.0% year-over-year on a constant currency basis.1
•Adjusted income from operations margin6 of approximately 16.8%.
•Adjusted diluted EPS7 in the range of $2.92 to $2.99.
Conference Call to Discuss Financial Results
Genpact’s management will host an hour-long conference call beginning at 4:30 p.m. ET on May 10, 2023 to discuss the company’s performance for the first quarter ended March 31, 2023. Those who wish to participate can register here to receive a dial-in number and unique PIN to access the call seamlessly. It is recommended callers join 10 minutes prior to the start of the event (although you may register and dial in at any time during the call). A live webcast of the call will also be made available on the Genpact Investor Relations website at https://www.genpact.com/investors. For those who cannot join the call live, a replay will be archived on the Genpact website after the end of the call. A transcript of the call will also be made available on the website.
6 Adjusted income from operations margin is a non-GAAP measure. A reconciliation of the outlook for each of GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin is attached to this release.
7 Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.

About Genpact
Genpact (NYSE: G) is a global professional services firm delivering the outcomes that transform our clients' businesses and shape their future. We're guided by our real-world experience redesigning and running thousands of processes for hundreds of global companies. Our clients – including many in the Global Fortune 500 – partner with us for our unique ability to combine deep industry and functional expertise, leading talent, and proven methodologies to drive collaborative innovation that turns insights into action and delivers outcomes at scale. We create lasting competitive advantages for our clients and their customers, running digitally enabled operations and applying our Data-Tech-AI services to design, build, and transform their businesses. And we do it all with purpose. From New York to New Delhi and more than 30 countries in between, our 115,000+ team is passionate in its relentless pursuit of a world that works better for people.

Safe Harbor
This press release contains certain statements concerning our future growth prospects, including our outlook for 2023, financial results and other forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties, and other factors include but are not limited to general economic conditions, any deterioration in the global economic environment and its impact on our clients, our ability to effectively price our services and maintain pricing and employee utilization rates, general inflationary pressures and our ability to share increased costs with our clients, wage increases in locations in which we have operations, our ability to attract and retain skilled professionals, the economic and other impacts of the invasion of Ukraine by Russia and the related sanctions and other measures being implemented or imposed in response thereto, as well as any potential expansion or escalation of the conflict or its economic disruption beyond its current scope, the impact of the COVID-19 pandemic on our business and on our employees, clients, partners and suppliers, a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing or information technology services sectors, our ability to develop and successfully execute our business strategies, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, changes in tax rates and tax legislation and other laws and regulations, technological innovation, including AI technology and future uses of generative AI and large language models, and our ability to invest in new technologies and adapt to industry developments at sufficient speed and scale, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, political, economic or business conditions in countries in which we operate, including the withdrawal of the United Kingdom from the European Union, commonly known as Brexit, as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.
Contacts

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Siya Belliappa +1 (718) 561-9843 siya.belliappa@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share data and share count)

	As of December 31, 2022	As of March 31, 2023
Assets
Current assets
Cash and cash equivalents	$646,765	$552,281
Accounts receivable, net of allowance for credit losses of $20,442 and $23,203 as of December 31, 2022 and March 31, 2023, respectively	994,755	1,005,394
Prepaid expenses and other current assets	137,972	175,882
Total current assets	$1,779,492	$1,733,557

Property, plant and equipment, net	180,758	179,255
Operating lease right-of-use assets	198,366	188,024
Deferred tax assets	135,483	130,902
Intangible assets, net	89,715	80,044
Goodwill	1,684,196	1,687,486
Contract cost assets	216,670	202,546
Other assets, net of allowance for credit losses of $3,198 and $3,198 as of December 31, 2022 and March 31, 2023, respectively	304,134	304,031
Total assets	$4,588,814	$4,505,845

Liabilities and equity
Current liabilities
Short-term borrowings	$151,000	$180,000
Current portion of long-term debt	26,136	26,140
Accounts payable	35,809	22,713
Income taxes payable	45,306	64,094
Accrued expenses and other current liabilities	791,007	598,378
Operating leases liability	54,063	53,199
Total current liabilities	$1,103,321	$944,524

Long-term debt, less current portion	1,249,153	1,242,908
Operating leases liability	190,398	178,544
Deferred tax liabilities	4,176	4,486
Other liabilities	215,608	210,050
Total liabilities	$2,762,656	$2,580,512

Shareholders' equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 182,924,416 and 183,729,110 issued and outstanding as of December 31, 2022 and March 31, 2023, respectively	1,823	1,831
Additional paid-in capital	1,777,453	1,794,779
Retained earnings	780,007	830,846
Accumulated other comprehensive income (loss)	(733,125)	(702,123)
Total equity	$1,826,158	$1,925,333

Total liabilities and equity	$4,588,814	$4,505,845

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data and share count)

	Three months ended March 31,
	2022	2023
Net revenues	$1,068,443	$1,089,319
Cost of revenue	685,962	719,078
Gross profit	$382,481	$370,241
Operating expenses:
Selling, general and administrative expenses	237,296	216,485
Amortization of acquired intangible assets	11,306	8,255
Other operating (income) expense, net	3	389
Income from operations	$133,876	$145,112
Foreign exchange gains (losses), net	4,303	(1,040)
Interest income (expense), net	(12,088)	(9,627)
Other income (expense), net	(409)	4,030
Income before income tax expense	$125,682	$138,475
Income tax expense	29,503	32,374
Net income	$96,179	$106,101
Earnings per common share
Basic	$0.52	$0.58
Diluted	$0.51	$0.57
Weighted average number of common shares used in computing earnings per common share
Basic	185,637,776	183,795,404
Diluted	189,558,404	187,586,277

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months ended March 31,
	2022	2023
Operating activities
Net income	$96,179	$106,101
Adjustments to reconcile net income to net cash used for operating activities:
Depreciation and amortization	24,847	18,757
Amortization of debt issuance costs	690	487
Amortization of acquired intangible assets	11,306	8,255
Loss on the sale of the business classified as held for sale	—	802
Allowance for credit losses/(gains)	(463)	3,324
Unrealized gain on revaluation of foreign currency assets/liabilities	(4,599)	(2,994)
Stock-based compensation expense	15,250	19,704
Deferred tax expense	4,914	1,710
Others, net	19	454
Change in operating assets and liabilities:
Increase in accounts receivable	(83,548)	(17,794)
Increase in prepaid expenses, other current assets, contract cost assets, operating lease right-of-use assets and other assets	(4,120)	(11,424)
Decrease in accounts payable	(2,010)	(13,261)
Decrease in accrued expenses, other current liabilities, operating lease liabilities and other liabilities	(179,186)	(167,217)
Increase in income taxes payable	6,440	19,032
Net cash used for operating activities	$(114,281)	$(34,064)
Investing activities
Purchase of property, plant and equipment	(16,744)	(12,578)
Payment for internally generated intangible assets (including intangibles under development)	(1,065)	(828)
Proceeds from sale of property, plant and equipment	43	9
Payment for business acquisitions, net of cash acquired	—	(682)
Payment for divestiture of the business classified as held for sale	—	(19,510)
Net cash used for investing activities	$(17,766)	$(33,589)
Financing activities
Repayment of finance lease obligations	(2,292)	(3,705)
Repayment of long-term debt	(8,500)	(6,625)
Proceeds from short-term borrowings	250,000	75,000
Repayment of short-term borrowings	—	(46,000)
Proceeds from issuance of common shares under stock-based compensation plans	3,300	15,924
Payment for net settlement of stock-based awards	(41,889)	(18,172)
Payment of earn-out consideration	—	(2,399)
Dividend paid	(23,134)	(25,255)
Payment for stock repurchased and retired (including expenses related to stock repurchase)	(76,032)	(30,013)
Net cash provided by/(used for) financing activities	$101,453	$(41,245)
Effect of exchange rate changes	(7,104)	14,414
Net decrease in cash and cash equivalents	(30,594)	(108,898)
Cash and cash equivalents at the beginning of the period	899,458	646,765
Cash and cash equivalents at the end of the period	$861,760	$552,281
Supplementary information
Cash paid during the period for interest	$1,893	$6,112
Cash paid during the period for income taxes, net of refund	$28,580	$23,001

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following non-GAAP financial measures:

•Adjusted income from operations;
•Adjusted income from operations margin;
•Adjusted diluted earnings per share; and
•Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Given Genpact’s acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact’s management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to those of its competitors. For the same reasons, since April 2016, Genpact’s management has excluded the impairment of acquired intangible assets from the financial statements it uses for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated. Genpact’s management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies.

During the second quarter of 2022, Genpact approved a plan to divest a business that was no longer deemed strategic. Given the specialized nature of this business, we anticipated completing a transaction within twelve months after the end of the second quarter of 2022, and therefore, we classified the revenues and expenses related to this business as held for sale with effect from April 1, 2022. During the first quarter of 2023, the Company consummated this transaction and recorded a loss on the sale of the business. Genpact's management believes that excluding such loss on the sale of the business and the revenues and expenses associated with the business previously designated as held for sale in calculating its non-GAAP financial measures provides useful information to both management and investors regarding the Company's financial performance and underlying business trends. Additionally, in its calculations of non-GAAP financial measures, Genpact’s management has adjusted foreign exchange gains and losses, interest income and expense and income tax expenses from GAAP net income, and other income and expenses, and certain gains from GAAP income from operations, because management believes that the Company’s results after taking into account these adjustments more accurately reflect the Company’s ongoing operations. In its calculations of adjusted diluted earnings per share, Genpact’s management adds back stock-based compensation expense, amortization and impairment of acquired intangible assets, acquisition-related expenses and the related tax impact of such adjustments from GAAP diluted earnings per share. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact’s management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of the Company’s true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations, income from operations margin, net income and net income margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation expense and amortization and impairment of acquired intangible assets. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three months ended March 31, 2022 and 2023:
Reconciliation of Net Income/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended March 31,
	2022	2023
Net income	$96,179	$106,101
Foreign exchange (gains) losses, net	(4,303)	1,040
Interest (income) expense, net	12,088	9,627
Income tax expense	29,503	32,374
Stock-based compensation expense	15,250	19,704
Amortization and impairment of acquired intangible assets	11,302	8,143
Operating loss from the business classified as held for sale	—	1,201
Loss on the sale of business classified as held for sale	—	802
Adjusted income from operations	$160,019	$178,992
Net income margin	9.0%	9.7%
Adjusted income from operations margin	15.0%	16.4%

Reconciliation of Income from Operations/Margin to Adjusted Income from Operations/Margin
(In thousands)

	Three months ended March 31,
	2022	2023
Income from operations	$133,876	$145,112
Stock-based compensation expense	15,250	19,704
Amortization and impairment of acquired intangible assets	11,302	8,143
Other income (expense), net	(409)	4,030
Operating loss from the business classified as held for sale	—	1,201
Loss on the sale of business classified as held for sale	—	802
Adjusted income from operations	$160,019	$178,992
Income from operations margin	12.5%	13.3%
Adjusted income from operations margin	15.0%	16.4%

Reconciliation of Diluted EPS to Adjusted Diluted EPS8
(Per share data)

	Three months ended March 31,
	2022	2023
Diluted EPS	$0.51	$0.57
Stock-based compensation expense	0.08	0.11
Amortization and impairment of acquired intangible assets	0.06	0.04
Operating loss from the business classified as held for sale	—	0.01
Loss on the sale of business classified as held for sale	—	0.00
Tax impact on stock-based compensation expense	(0.03)	(0.04)
Tax impact on amortization and impairment of acquired intangible assets	(0.01)	(0.01)
Tax impact on operating loss from the business classified as held for sale	—	(0.00)
Tax impact on loss on the sale of business classified as held for sale	—	(0.00)
Adjusted diluted EPS	$0.60	$0.68

8 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the year ending December 31, 2023:

Reconciliation of Outlook for Net Income Margin to Adjusted Income from Operations Margin9

Year ending December 31, 2023
Net income margin	9.8%
Estimated interest (income) expense, net	1.1%
Estimated income tax expense	3.2%
Estimated stock-based compensation expense	1.9%
Estimated amortization and impairment of acquired intangible assets	0.7%
Estimated operating loss and loss on sale from the business classified as held for sale	0.0%
Adjusted income from operations margin	16.8%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from
Operations Margin9

Year ending December 31, 2023
Income from operations margin	14.0%
Estimated stock-based compensation expense	1.9%
Estimated amortization and impairment of acquired intangible assets	0.7%
Estimated other income (expense), net	0.1%
Estimated operating loss and loss on sale from the business classified as held for sale	0.0%
Adjusted income from operations margin	16.8%

Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS9
(Per share data)

	Year ending December 31, 2023
	Lower	Upper
Diluted EPS	$2.43	$2.49
Estimated stock-based compensation expense	0.48	0.48
Estimated amortization and impairment of acquired intangible assets	0.17	0.17
Estimated operating loss and loss on sale from the business classified as held for sale	0.01	0.01
Estimated tax impact on stock-based compensation expense	(0.12)	(0.12)
Estimated tax impact on amortization and impairment of acquired intangible assets	(0.04)	(0.04)
Estimated tax impact on operating loss and loss on sale from the business classified as held for sale	(0.00)	(0.00)
Adjusted diluted EPS	$2.92	$2.99

9 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.